STOCK PURCHASE AGREEMENT

                              Dated: April 30, 2003

          National Management Consulting Inc., the Sole Shareholder of

            Humana Trans Services Group, Ltd., a New York corporation

                                       To

           Humana Trans Services Holding Corp., a Delaware corporation

                            STOCK PURCHASE AGREEMENT

         Stock Purchase Agreement, dated as of April 30, 2003, between NATIONAL MANAGEMENT CONSULTING INC., a Delaware corporation located at 545 Madison Avenue, 6th Floor, New York, New York 10022 ("NMC") and HUMANA TRANS SERVICES HOLDING CORP., its subsidiaries, affiliates and successors and assigns, a Delaware corporation located at 337 Glengarry Lane, State College, Pennsylvania 16801(the "Purchaser").

                                                          RECITALS

         WHEREAS, Humana Trans Services Group, Ltd., a New York corporation (the "Company") is presently engaged in the business of providing transportation related services to a range of companies and the Company is a wholly-owned subsidiary of NMC; and

         WHEREAS, NMC is the sole shareholder of the Company reflected by Company stock certificate No. 100 in the amount of 4,538,445 shares and the Purchaser wishes to purchase all the shares of the Company reflected by such certificate from NMC; and

         WHEREAS, NMC desires to sell its shares of the Company to the Purchaser for a purchase price of $255,000 of which $25,000 will be paid at the closing and the balance of $230,000 shall be paid pursuant to the terms of that certain secured promissory note ("Purchaser's Note") and additional consideration as more fully set forth herein (shares of common stock of the Company owned by NMC are hereinafter referred to as the "Shares"); and

         WHEREAS, James W. Zimbler ("JWZ") is presently employed by the Company pursant to that certain employment agreement dated as of March 1, 2003 (the "JWZ Employment Agreement"), is the principal officer and shareholder of the Purchaser, and JWZ also presently owns 2,250,000 shares of common stock of NMC; and

         WHEREAS, JWZ and the Company have agreed to terminate the JWZ Employment Agreement and as part of such termination, JWZ will return 1,750,000 shares of common stock of NMC owned by JWZ to NMC, waive any right to proceeds of shares of NMC common stock held by Michael Krome, P.C. (which shares were previously owned by JWZ or Sentry Capital Management, Inc.) and procure release of NMC from any obligation to deliver any shares of the Company's common stock to Company employees (the "Settlement Agreement"); and

         WHEREAS, in conjunction with the Purchaser's acquisition of the Shares, JWZ will enter into a consulting agreement with NMC to provide introductions on a non-exclusive basis to NMC with regard to a variety of potential corporate transactions with compensation to be set forth in such consulting agreement (the "Consulting Agreement").

         NOW  THEREFORE,   in   consideration   of  the  mutual   covenants  and
undertakings and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties, intending to be bound, agree as follows:

                                               ARTICLE I

                           PURCHASE, SALE AND TERMS OF SHARES

         1.1 PURCHASE AND SALE. NMC agrees to sell and Purchaser agrees to purchase all but not less than all of the Shares on the terms and subject to the conditions hereinafter set forth.

         1.2 TERMS. The Purchaser shall pay the following consideration and execute the following agreements or deliver the following consents in exchange for the Shares:

     A. Purchase price of $255,000(the "Purchase Price") of which the sum of $25,000 shall be payable at the Closing (as defined below);

     B. Balance of the Purchase Price of $230,000 to be paid with interest at ten percent (10%) per annum and mandatory prepayment as more fully set forth in that certain secured promissory note to be duly executed and delivered by Purchaser at the Closing in substantially the form annexed hereto as Exhibit A(the "Secured Promissory Note) which Secured Promissory Note. The obligations of the Purchaser under the
          Secured Promissory Note shall be secured by all of the shares of common stock owned by JWZ in the following companies: (i) NMC; (ii) Dominix, Inc., a Delaware corporation; (iii) CDKnet.com, Inc., a Delaware corporation; and (iv) the Shares (collectively, the "Pledged Shares"). The Purchaser shall deliver the Pledged Shares at the Closing to be held in escrow pursuant to an escrow agreement and a pledge agreement to be duly executed and delivered by the Purchaser and JWZ at the Closing in substantially the form annexed hereto as Exhibits B and C, respectively (the "Escrow Agreement" and the "Pledge Agreement" and together with the Consulting Agreement, Secured
          Promissory Note, and the Settlement Agreement shall be collectively referred to as the "Ancillary Agreements"); and

     C. Written irrevocable instructions by the Purchaser and acknowledgment of the financial institution factoring the Company's account receivables (the "Factor") to make the required weekly payments of principal and interest under the Secured Promissory Note to NMC by wire transfer to the extent of available funds held on the Company's behalf, accepted and acknowledged by such factor in the form of acknowledgement attached hereto as Exhibit D (the "Factor Acknowledgement"); and

     D. Written waiver of JWZ and any members of JWZ's family to any right to receive any shares of NMC or proceeds of any shares of NMC common stock owned or held by Michael Krome, P.C. on JWZ or Sentry Capital Management Inc.'s behalf (the "Waiver");


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

     E. Written releases by any employees of the Company, including Jamison Humphrey to release NMC from any obligation to issue or deliver any shares of NMC to such employees (the "Release").

     1.3 THE CLOSING. The Closing shall take place at the offices of NMC, 545 Madison Avenue, 6th Floor, New York, New York 10022 on or about April 30, 2003 (the "Closing Date"), or such other date and place as the parties shall agree to in writing.

                                   ARTICLE II

                           REPRESENTATIONS AND WARRANTIES OF PURCHASER

                  Representations by the Purchaser. The Purchaser makes the following representations and warranties to NMC:

                  A. ACCESS TO INFORMATION The Purchaser, in making the decision to purchase the Shares has had full access to information regarding the Company and has made its own independent investigation of the Company and acknowledges that JWZ has been involved, and is involved, in the operations of the Company to a significant extent. JWZ is an officer of the Company and has had access to all information that the Purchaser considers necessary in connection with its decision to purchase the Shares.


                  B. SOPHISTICATION AND KNOWLEDGE. The Purchaser, and/or its representatives, including JWZ, has such knowledge and experience in financial and business matters that it can represent itself and is capable of evaluating the merits and risks of the purchase of the Shares.

                  C. AUTHORITY. The Purchaser has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority necessary to own its properties and to conduct its business as presently conducted. The Purchaser is duly qualified to transact business as a foreign corporation and is in good standing in every jurisdiction in which the failure to so qualify would have a material adverse effect on the operations or financial condition of the Purchaser. The Purchaser has full right and power to enter into and perform pursuant to this Agreement and the Ancillary Agreements and make an investment in the Company, and this Agreement and the Ancillary Agreements constitute the Purchaser's valid and legally binding obligations, enforceable in accordance with their terms. The Purchaser is authorized and otherwise duly qualified to purchase and hold the Shares and to enter into this Agreement and the Ancillary Agreements. Purchaser has complied with all applicable regulations and orders in connection with the execution, delivery and performance of


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

                  this Agreement and the Ancillary Agreements, and the transactions contemplated hereby and thereby. Purchaser is not required to submit any notice, report, or other filing with any governmental authority in connection with such Purchaser's execution or delivery of this Agreement, and the Ancillary Agreements nor the consummation of the transactions contemplated hereby. No authorization, consent, approval, exemption or notice is required to be obtained by Purchaser in connection with the execution, delivery, and performance of this Agreement and the Ancillary Agreements or the transactions contemplated hereby.

                  D. BROKERS OR FINDERS. No person has or will have, as a result of the transactions contemplated by this Agreement or the Ancillary Agreements, any right, interest or valid claim against or upon NMC or the Company for any commission, fee or other compensation as a finder or broker because of any act or omission by such Purchaser or its agents, including JWZ.

                                  ARTICLE III
                      REPRESENTATIONS AND WARRANTIES OF NMC
                              REGARDING THE COMPANY

         NMC makes the following representations and warranties to Purchaser regarding the Company as of the date hereof and as of the Closing Date, unless a different date is specifically provided herein.

         3.1 ORGANIZATION AND STANDING. The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of New York and has the requisite corporate power and authority necessary to own its properties and to conduct its business as presently conducted. The Company is duly qualified to transact business as a foreign corporation and is in good standing in every jurisdiction in which the failure to so qualify would have a material adverse effect on the operations or financial condition of the Company.

         3.2      SHAREHOLDERS. NMC is the sole shareholder of the Company.
                  ------------

         3.3 BROKERS OR FINDERS. NMC has not agreed to incur, directly or indirectly, any liability for brokerage or finders' fees, agents' commissions or other similar charges in connection with this Agreement, the Ancillary Agreements or any of the transactions contemplated hereby or thereby.

         3.4 AUTHORIZATION. NMC has full right and power to enter into and perform pursuant to this Agreement and this constitutes NMC's valid and legally binding obligations, enforceable in accordance with its terms. NMC is authorized and otherwise duly qualified to sell the Shares and to enter into this Agreement and the Ancillary Agreements to which it is a party. NMC has complied with all applicable regulations and orders in connection with the execution, delivery and performance of this Agreement and the Ancillary Agreements to which it is a party, and the transactions contemplated hereby and thereby.


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

         3.5 NMC (a) is the sole record and beneficial owner of the Shares set forth it the above recitals, which recital is incorporated herein, free and clear of all liens or encumbrances, save as disclosed in this Agreement and (b) has sole managerial and dispositive authority with respect to such Shares. All proxies granted with respect to the Shares have been validly revoked. Upon delivery to NMC by Purchaser of the sum of $25,000 representing the portion of the purchase price of $255,000 for the Shares due at Closing and the duly executed Ancillary Agreements and this Agreement at the Closing, together with the Returned Shares and the requisite consents and releases set forth in Article I above, NMC will convey the Shares, and Purchaser will own and hold, good and marketable title to the Shares, free and clear of any and all liens or contractual restrictions or limitations that NMC created or suffered to exist except those under the securities laws. Notwithstanding the foregoing, NMC makes no representation to Purchaser concerning any lien or contractual restriction or limitation that JWZ, acting in his capacity as an officer of the Company, created or had notice prior to the date of this Agreement.

                                   ARTICLE IV
                               CLOSING DELIVERIES

         4.1 DELIVERIES BY PURCHASER. At the Closing, Purchaser shall deliver to NMC:

     a. the sum of $25,000 by wire transfer in collected funds or make payment in the form of bank or certified check made payable to NMC.

     b.   the Pledged Shares to the Escrow Agent.

     c.   the duly executed Secured Promissory Note.

     d.   the duly executed Pledge Agreement.

     e.   the duly executed Escrow Agreement.

     f.   the duly executed Consulting Agreement.

     g.   the duly executed Settlement Agreement.

     h.   the duly executed Factor Acknowledgement.

     i.   the duly executed Waiver.


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

          j. the duly executed Release and any other agreements, documents and instruments reasonably requested by Purchaser to effectuate the transactions contemplated in this Agreement.

         4.2 DELIVERIES BY NMC. At the Closing, in addition to any other documents or agreements required under this Agreement, NMC shall deliver to Purchaser the following:


          a. Certificates, in genuine and unaltered form, representing all of the Shares owned by NMC, duly endorsed in blank or accompanied by duly executed stock powers endorsed in blank, for transfer to Purchaser.

          b.   the duly executed Pledge Agreement.

          c.   the duly executed Consulting Agreement.

          d. the duly executed Settlement Agreement and any other agreements, documents and instruments reasonably requested by Purchaser to effectuate the transactions contemplated in this Agreement.

          e.   The duly executed Escrow Agreement.



                                    ARTICLE V

                               SURVIVAL OF TERMS; INDEMNIFICATION

5.1 SURVIVAL; KNOWLEDGE. All of the terms and conditions of this Agreement, together with the representations, warranties and covenants contained herein or the Ancillary Agreements or in any instrument or document delivered or to be delivered pursuant to this Agreement, shall survive the execution of this Agreement and the Closing notwithstanding any investigation heretofore or hereafter made by or on behalf of any party hereto; provided, however, that (i) the agreements and covenants set forth in this Agreement shall survive and continue until all obligations set forth therein shall have been performed and satisfied; and (ii) all representations and warranties shall survive and continue until eighteen (18) months from the Closing Date (the "Anniversary Date"), except for representations and warranties for which a claim for indemnification hereunder (an "Indemnification Claim") shall be pending as of the Anniversary Date, in which event such representations and warranties shall survive with respect to such Indemnification Claim until the final disposition thereof.


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

5.2 INDEMNIFICATION BY NMC. NMC shall indemnify, defend and hold harmless Purchaser and each of the officers, directors, employees, shareholders, attorneys, accountants, partners, representatives, agents, successors and assigns of the foregoing (each an "Purchaser Indemnified Party" and collectively, the "Purchaser Indemnified Parties"), at all times after the date of this Agreement, from and against any liabilities, damages, losses, claims, liens, costs, or expenses (including reasonable attorney's fees) of any nature (any or all of the foregoing are hereinafter referred to as a "Loss") insofar as a Loss or any action in respect thereof, whether now existing or accruing prior to or subsequent to the Closing, which arises out of or is based solely on any express misrepresentation (or alleged express misrepresentation), breach (or alleged breach) of any of the express warranties, express representations or covenants made by NMC in this Agreement or solely with respect to any adjustments made by NMC regarding payroll taxes paid by the Company for the period from January 1, 2003 through April 30, 2003 not to exceed thirty thousand dollars ($30,000), provided that such indemnity shall not extend to claims that JWZ had knowledge of prior to the date of this Agreement excluding the indemnity claim for unpaid payroll taxes.

5.3 INDEMNIFICATION BY PURCHASER. Purchaser shall indemnify, defend and hold harmless NMC, its officers, directors, employees, representatives, agents, successors and assigns of NMC(each a "Seller Indemnified Party" and collectively, the "Seller Indemnified Parties"), at all times after the date of this Agreement, from and against any liabilities, damages, losses, claims, liens, costs, or expenses (including reasonable attorney's fees) of any nature (any or all of the foregoing are hereinafter referred to as a "Loss") insofar as a Loss or any action in respect thereof, whether now existing or accruing prior to or subsequent to the Closing, which arises out of or is based on any claim that unpaid payroll taxes are due for the period from January 1, 2003 through April 30, 2003 for employees then on the Company payroll, and any misrepresentation (or alleged misrepresentation), breach (or alleged breach) of any of the warranties, representations or covenants made by Purchaser in this Agreement, the Ancillary Agreements or in any certificate, schedule, document attached hereto or delivered pursuant to this Agreement.

5.4 THIRD PARTY CLAIMS. Except as otherwise provided in this Agreement, the following procedures shall be applicable with respect to indemnification for third party claims against NMC (the "Claims").


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

              a. Promptly after receipt by NMC (hereinafter the "Indemnitee") of notice of the commencement of any (a) tax audit or proceeding for the assessment of Tax by any taxing authority or any other proceeding likely to result in the imposition of a Tax liability or obligation, or (b) any action or the assertion of any Claim, liability or obligation by a third party against which Claim, liability or obligation the Purchaser (hereinafter the "Indemnitor") is, or may be, required under this Agreement to indemnify such Indemnitee, the Indemnitee will, if a Claim thereon is to be, or may be, made against the Indemnitor, notify the Indemnitor in writing of the commencement or assertion thereof and give the Indemnitor a copy of such Claim, process and all legal pleadings. The Indemnitor shall have the right to participate in the defense of such with counsel of reputable standing. The Indemnitor shall have the right to assume the defense of such action unless such action (i) may result in injunctions or other equitable remedies in respect of the Indemnitee or its business;
              (ii) may result in liabilities which, taken with other then existing Claims under this Article V, would not be fully indemnified hereunder; or (iii) may have an adverse impact on the business or financial condition of the Indemnitee after the Closing Date (including an effect on the Tax liabilities, earnings or ongoing business relationships of the Indemnitee). The Indemnitor and the Indemnitee shall cooperate in the defense of such Claims. In the case that the Indemnitor shall assume or participate in the defense of such audit, assessment or other proceeding as provided herein, the Indemnitee shall make available to the Indemnitor all relevant records and take such other action and sign such documents as are necessary to defend such audit, assessment or other proceeding in a timely manner.

              b. Upon judgment, determination, settlement or compromise of any third party Claim, the Indemnitor shall pay promptly on behalf of the Indemnitee, and/or to the Indemnitee in reimbursement of any amount theretofore required to be paid by it, the amount so determined by judgment, determination, settlement or compromise, unless in the case of a judgment an appeal is made from the judgment, plus all other Claims of the Indemnitee with respect thereto (including legal fees and expenses). If the Indemnitor desires to appeal from an adverse judgment, then the Indemnitor shall post and pay the cost of the security or bond to stay execution of the judgment pending appeal. Upon the payment in full by the Indemnitor of such amounts, the Indemnitor shall succeed to the rights of such Indemnitee, to the extent not waived in settlement, against the third party who made such third party Claim.

              c. Prior to paying or settling any Claim against which an Indemnitor is, or may be, obligated under this Agreement to indemnify an Indemnitee, the Indemnitee must first supply the Indemnitor with a copy of a final court judgment or decree holding the Indemnitee liable on such claim or failing such judgment or decree, and must first receive the written approval of the terms and conditions of such settlement from the Indemnitor. An Indemnitor shall have the right to settle any Claim against it or as to which it has assumed the defense, subject to the prior written approval of the Indemnitee, which approval shall not be unreasonably withheld provided that such settlement involves only the payment of a fixed sum which the Indemnitor is obligated to pay and does not include any admission of liability or other such similar admissions by or related to Indemnitee with respect to such Claim.

              d. An Indemnitee shall have the right to employ its own counsel in any case, but the fees and expenses of such counsel shall be at the expense of the Indemnitee unless: (i) the employment of such counsel shall have been authorized in writing by the Indemnitor in


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

              connection with the defense of such action or Claim; (ii) the Indemnitor shall not have employed, or is prohibited under this
              Section 5.1 from employing, counsel in the defense of such action or Claim; or (iii) such Indemnitee shall have reasonably concluded that there may be defenses available to it which are contrary to, or inconsistent with, those available to the Indemnitor, in any of which events such fees and expenses of not more than one additional counsel for the indemnified parties shall be borne by the Indemnitor.

                                   ARTICLE VI
                                  MISCELLANEOUS


         6.1 NO WAIVER; CUMULATIVE REMEDIES. No failure or delay on the part of any party to this Agreement in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         6.2 AMENDMENTS, WAIVERS AND CONSENTS. Any provision in the Agreement to the contrary notwithstanding, and except as hereinafter provided, changes in, termination or amendments of or additions to this Agreement may be made, and compliance with any covenant or provision set forth herein may be omitted or waived, if NMC shall obtain consent thereto in writing from the Purchaser. Any waiver or consent may be given subject to satisfaction of conditions stated therein and any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         6.3 ADDRESSES FOR NOTICES. All notices, requests, demands and other communications provided for hereunder shall be in writing (including telegraphic communication) and mailed, telegraphed or delivered to each applicable party at the address set forth on the first page of this Agreement or at such other address as to which such party may inform the other party in writing in compliance with the terms of this Article. All such notices, requests, demands and other communications shall be considered to be effective when delivered.

         6.4 COSTS, EXPENSES AND TAXES. All parties shall bear their own expenses incurred in the negotiation of this Agreement and the Ancillary Agreements.

         6.5 EFFECTIVENESS; BINDING EFFECT; ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of NMC, the Purchaser and their respective successors and assigns; PROVIDED, that, neither party to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of the counter-party to this Agreement.


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

         6.6 PRIOR AGREEMENTS. The Agreement and the Ancillary Agreements executed and delivered in connection herewith constitute the entire agreement between the parties and supersede any prior understandings or agreements concerning the subject matter hereof.

         6.7 SEVERABILITY. The provisions of the Agreement and the Ancillary Agreements are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of a provision contained therein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of such Agreement or any Ancillary Agreements and the terms thereof shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of a provision, had never been contained herein, and such provisions or part reformed so that it would be valid, legal and enforceable to the maximum extent possible.

         6.8      GOVERNING LAW; VENUE.

                  A. This Agreement shall be enforced, governed and construed in accordance with the laws the State of New York or federal securities law where applicable without giving effect to choice of laws principles or conflict of laws provisions.

                  B. NMC and Purchaser hereby jointly waive one against the other, and agree not to assert against either of them, or any successor assignee thereof, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, (i) any claim that NMC or the Purchaser is not personally subject to the jurisdiction of the state or federal courts located in the State of New York, and (ii) to the extent permitted by applicable law, any claim that such suit, action or proceeding is brought in an inconvenient forum or that the venue of any such suit, action or proceeding is improper or that this Agreement or the Ancillary Agreements may not be enforced in or by such courts

         6.9 HEADINGS. Article, section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

         6.10 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made in this Agreement and in the Ancillary Agreements or any other instrument or document delivered in connection therewith, shall survive the execution and delivery hereof or thereof.

         6.11 COUNSEL. Each of the parties hereto represents that it, she or he has consulted legal counsel in connection with this Agreement, or has been given full opportunity to review this Agreement with counsel of his, her or its choice prior to execution thereof. The parties hereto waive all claims that they were not adequately represented in connection with the negotiation, drafting and execution of this Agreement. Each party further agrees to bear its own costs and expenses, including attorneys' fees, in connection with this Agreement and the Ancillary Agreements. If any party initiates any legal action arising out of or in connection with enforcement of this Agreement or the Ancillary Agreements, the prevailing party in such legal action shall be entitled to recover from the other party all reasonable attorneys' fees, expert witness fees and expenses incurred by the prevailing party in connection therewith.

         6.12 COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

         6.13 FURTHER ASSURANCES AND BOOKS AND RECORDS. From and after the date of this Agreement, upon the request of the Purchaser or NMC, NMC and the Purchaser shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of the Agreement and the Ancillary Agreements. NMC shall be entitled to inspect the books and records of the Company every three months during the term of the Secured Promissory Note and Purchaser shall fully cooperate in making such books and records available for NMC's inspection, provided however, that NMC shall have the right to inspect the payroll records of the Company on a monthly basis and Purchaser shall fully cooperate in making such payroll records available for NMC's inspection. NMC shall provide Purchaser with written notice of its intent to undertake the quarterly inspection of the Company's books and records setting forth a business day to commence the inspection and the Purchaser shall fully cooperate with such inspection, provided that NMC shall not be required to provide any written notice with respect to inspection of the payroll records and the Purchaser shall provide NMC with relevant payroll records or copies thereof as requested by Purchaser. This covenant by Purchaser to make available the books and records of the Company for NMC's inspection is a material part of the consideration for NMC's entering into this Agreement.



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          [SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT]

         IN WITNESS WHEREOF, the parties hereto have caused this Stock Purchase Agreement to be executed as of the date first above written.

                                       National Management Consultants, Inc.

                                       By: ___________________________
                                       Name: Steven A. Horowitz
                                       Title: President

                                          James W. Zimbler
                                       -----------------------------

                                        Humana Trans Services Holding Corp.

                                        By:__________________________
            Name: James W. Zimbler
                                         Title: Chairman and President